                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              PAMRAPO BANCORP, INC.
--------------------------------------------------------------------------------

               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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Notes:

                              PAMRAPO BANCORP, INC.
                                  611 Avenue C
                            Bayonne, New Jersey 07002
                                 (201) 339-4600

                                                                   April 3, 2002


Dear Stockholder:
     You are cordially invited to attend the Annual Meeting of Stockholders of Pamrapo Bancorp, Inc. (the "Company"), the holding company for Pamrapo Savings Bank, S.L.A. (the "Bank") which will be held on May 1, 2002, at 11:00 a.m., at Hi Hat Caterers, 180 West 54th Street, Bayonne, New Jersey.

     The attached Notice of Annual Meeting of Stockholders and the Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of Pamrapo Bancorp, Inc. as well as representatives of Radics & Co., LLC, the Company's independent auditors, will be present at the Annual Meeting to make a statement if they desire to do so and to respond to any questions that our stockholders may have regarding the business to be transacted.

     The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the proxy statement, the Board unanimously recommends a vote "FOR" each of the nominees as directors specified under Proposal I and "FOR" Proposal II, the ratification of Radics & Co., LLC as the Company's auditors.

     Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

     On behalf of the Board of Directors and all the employees of the Company and the Bank, I wish to thank you for your continued support. We appreciate your interest.

                                          Sincerely,



                                          /s/ William J. Campbell
                                          William J. Campbell
                                          President and Chief
                                          Executive Officer

                              PAMRAPO BANCORP, INC.
                                  611 Avenue C
                            Bayonne, New Jersey 07002
                                 (201) 339-4600

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held on May 1, 2002

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Pamrapo Bancorp, Inc. (the "Company") will be held at Hi Hat Caterers, 180 West 54th Street, Bayonne, New Jersey, on May 1, 2002, at 11:00 a.m.

     A proxy statement and proxy card for this Annual Meeting are enclosed herewith. The Annual Meeting is for the purpose of considering and voting upon the following matters:

     I. The election of two directors for terms of three years each or until their successors are elected and qualified; and

     II. The ratification of Radics & Co., LLC as independent auditors of the Company for the fiscal year ending December 31, 2002.

     In addition, such other matters as may properly come before the Annual Meeting or any adjournments thereof will be considered and voted upon at the Annual Meeting.

     The Board of Directors has established March 11, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. Only recordholders of the common stock of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the forgoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the Annual Meeting will be available at Pamrapo Bancorp, Inc., 611 Avenue C, Bayonne, New Jersey 07002, for a period of twenty days prior to the Annual Meeting and also will be available for inspection at the Annual Meeting itself.

                                       By Order of the Board of Directors



                                       /s/ Margaret Russo
                                       Margaret Russo
                                       Secretary

Bayonne, New Jersey
April 3, 2002

                              PAMRAPO BANCORP, INC.


                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 1, 2002

Solicitation and Voting of Proxies
     This proxy statement is being furnished to stockholders of Pamrapo Bancorp, Inc. ("Pamrapo Bancorp" or the "Company") in connection with the solicitation by the Company's board of directors (the "Board of Directors" or "Board") of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at Hi Hat Caterers, 180 West 54th Street, Bayonne, New Jersey, on May 1, 2002 at 11:00 a.m., and at any adjournments thereof. The 2001 Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2001, accompanies this proxy statement, which is first being mailed to stockholders on or about April 3, 2002.

     Regardless of the number of shares of common stock of Pamrapo Bancorp ("Common Stock") owned, it is important that stockholders be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of Pamrapo Bancorp will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxies will be voted "FOR" each of the nominees as directors specified under Proposal I and "FOR" Proposal II, the ratification of auditors.

     Other than the matters listed on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy card, however, confers on the designated proxyholders discretionary authority to vote the shares of Common Stock in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

     A proxy may be revoked at any time prior to its exercise by the filing of written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting, filing a notice of revocation with the Secretary and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your recordholder to vote personally at the Annual Meeting.

     The cost of solicitation of proxies on behalf of management will be borne by Pamrapo Bancorp. In addition to the solicitation of proxies by mail, Regan & Associates, Inc. ("Regan"), a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $7,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and regular employees of the Company and

Pamrapo Savings Bank, S.L.A. (the "Bank"), without additional compensation therefor. Pamrapo Bancorp will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities
     The securities which may be voted at the Annual Meeting consist of shares of Common Stock, with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting except as described below. The close of business on March 11, 2002 has been established by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 2,577,293 shares.

     In accordance with the provisions of the Company's certificate of incorporation as of the Record Date, record holders of Common Stock who beneficially own in excess of ten percent (10%) of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company's certificate of incorporation, as of the Record Date, authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

     The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock entitled to vote (after giving effect to the Limit described above, if applicable) is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote "FOR" the election of the nominees proposed by the Board, or to "WITHHOLD AUTHORITY" to vote for one or more of the nominees being proposed. Under applicable law and the Company's certificate of incorporation and bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

     As to the ratification of independent auditors and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, a stockholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item. Under the Company's certificate of incorporation and bylaws, unless otherwise required by law, such matters shall be determined by a majority of votes cast without regard to (a) broker non-votes, or (b) proxies marked "ABSTAIN" as to that matter.

     Proxies solicited hereby will be returned to the proxy solicitors or the Company's transfer agent, and will be tabulated by inspectors of election designated by the Company, who will not be employed by, or be a director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company for safekeeping.

Security Ownership of Certain Beneficial Owners
     The following table sets forth certain information as to those persons believed by management to be beneficial owners of more than 5% of the Company's shares of Common Stock outstanding on the Record Date. Persons and groups owning in excess of 5% of the Company's Common Stock are required to file certain reports regarding such ownership with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 ("Exchange Act"). Other than those persons listed below, the Company is not aware of any person or group that owns more than 5% of the Company's Common Stock as of the Record Date.

                                                                                    Amount and
                                                                                    Nature of
                                                                                    Beneficial
     Title of Class          Name and Address of Beneficial Owner                   Ownership        Percent of Class
Common Stock             William J. Campbell                                        292,592          11.35%
                         c/o Pamrapo Bancorp, Inc.
                         611 Avenue C
                         Bayonne, New Jersey 07002
Common Stock             Pamrapo Savings Bank, S.L.A.                               239,708 (1)      9.30%
                         Employee Stock Ownership Plan and Trust
                         c/o Pamrapo Savings Bank, S.L.A.
                         611 Avenue C
                         Bayonne, New Jersey 07002
Common Stock             Dimensional Fund Advisors, Inc.                            152,100 (2)      5.90%
                         1299 Ocean Avenue, 11th Floor
                         Santa Monica, California 90401

(1) The Employee Stock Ownership Plan ("ESOP") Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. At December 31, 2001, 238,183 shares of Common Stock had been allocated to participating employee accounts. As of this same date, no unallocated shares remain in the ESOP.

(2) Based on information contained in a Schedule 13G/A filed with the SEC on February 12, 2002. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities that are owned by certain investment companies, trusts and accounts.

                 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

                        PROPOSAL I. ELECTION OF DIRECTORS

     The number of directors of Pamrapo Bancorp is currently set at six (6). Each of the six members of the Board of Directors of Pamrapo Bancorp also serves as a director of the Bank. Directors are elected for staggered terms of three years each, with a term of office of only one class of directors expiring in each year. Directors serve until their successors are elected and qualified.

     Daniel J. Massarelli and Francis J. O'Donnell have been nominated to stand for election at the Annual Meeting. Both of the nominees named are presently directors of the Company and the Bank. No person being nominated by the Nominating Committee of the Board of Directors as a director is being proposed for election pursuant to any agreement or understanding between any person and Pamrapo Bancorp. Unless authority to vote for the directors is withheld, it is intended that the shares represented by the enclosed proxy card if executed and returned will be voted FOR the election of the nominees.

     In the event that any nominee is unable or declines to serve for any reason, it is intended that proxies will be voted for the election of the other nominee named and for such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
                    OF THE NOMINEES NAMED IN THIS PROPOSAL I.

Information With Respect to Nominees, Continuing Directors and Executive
Officers
     The following table sets forth, as of the Record Date, the names of the nominees, continuing directors, "Named Executive Officers" as defined below, and their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, the year in which each became a director of the Bank and the year in which their term (or in the case of the nominees, their proposed term) as director of the Company expires. This table also sets forth the number of shares of Common Stock and the percentage thereof beneficially owned by each director and Named Executive Officer and all directors and executive officers as a group. Ownership information is based upon information furnished by the respective individuals.

                                                                                     Shares of
                                                                                     Common
                                                                    Expiration       Stock
Name and Principal Occupation                           Director    of               Beneficially       Percent
at Present and for the Past Five Years         Age      Since (1)   Term             Owned(2)           of Class
--------------------------------------------- -------- ------------ ---------------- ------------------ -------------
Nominees:
Daniel J. Massarelli                          70       1960         2005             100,000            3.88%
     Chairman of the Board  of the
     Company; Chairman of the
     Board of the Bank since
     February 1987; Registered pharmacist
     and former owner of Massarelli
     Pharmacy, Inc.
Francis J. O'Donnell                          74       1993         2005              23,600            *
     Former owner of O'Donnell
     Agency, an independent real
     estate and insurance agency

Continuing Directors:

Dr. Jaime Portela                            70        1977         2004              19,044            *
     Retired Bayonne physician
James Kennedy                                68        1994         2004               3,112            *
     Retired executive of J.C.
     Penney and Co.
William J. Campbell                          64        1987         2003             292,592            11.35%
     President and Chief Executive
     Officer of the Company
     Executive Vice President from
     1965 until being made
     President
     and Chief Executive Officer in
     1970
John A. Morecraft                            80        1982         2003              78,578 (3)        3.05%
     Vice Chairman of the
     Board of the Bank since
     1987; President of John A.
     Morecraft, Inc., a construction
     firm, since 1949

                                                                                     Shares of
                                                                                     Common
                                                                    Expiration       Stock
Name and Principal Occupation                           Director    of               Beneficially       Percent
at Present and for the Past Five Years         Age      Since (1)   Term             Owned(2)           of Class
--------------------------------------------- -------- ------------ ---------------- ------------------ -------------
 Named Executive Officers:

 Kenneth D. Walter (4)                        38       --           --               15,557              *
     Vice President, Treasurer and
     Chief Financial Officer of the
     Company and Bank
 Robert A. Hughes                             63       --           --               40,209               1.56%
     Vice President of the Company
     and Bank
 Stock ownership of all directors             --       --           --               572,692(5)(6)        22.22%
     and executive officers as a group
     (8 persons)

* Does not exceed 1.0% of the Company's voting securities.

(1)  Includes years of service as a director of the Bank.
(2) Each person or relative of such person whose shares are included herein, exercises sole (or shared with spouse, relative or affiliate) voting and dispositive powers as to the shares reported.
(3)  Includes 45,578 shares held by John A. Morecraft Profit Sharing Plan.
(4) On July 3, 2001, the Company and the Bank appointed Kenneth D. Walter as Vice President-Treasurer and Chief Financial Officer of the Company and the Bank. Mr. Walter succeeded Gary J. Thomas, who retired.
(5)  Includes the shares noted in the footnotes above.
(6)  Includes 45,408 shares allocated to executive officers under the ESOP.

Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities and Exchange Act of 1934 (the "Exchange Act") requires the Company's officers (as defined in regulations promulgated by the Securities and Exchange Commission ("SEC") thereunder) and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of copies of reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the past fiscal all of its officers, directors and greater than ten percent beneficial owners complied with applicable filing requirements.

Meetings of the Board and Committees of the Board
     The Board of Directors of the Company held 6 meetings in 2001. The Board of Directors of the Bank held 12 meetings in 2001. The Board of Directors of the Bank maintains an Executive Committee and jointly maintains an Audit Committee with the Company. No director of the Company attended fewer than seventy-five percent (75%) in the aggregate of the total number of the Board meetings held and the total number of committee meetings on which such director served during 2001.

     Audit Committee. The Audit Committee of the Company and the Bank currently is composed of three outside directors (Messrs. Kennedy, Massarelli and O'Donnnell), all of whom are independent of the Company and the Bank, as defined by the listing standards of The Nasdaq Stock Market. The Audit Committee of the Company met 11 times during 2001. The Audit Committee of the Bank met 11 times during 2001. These committees are responsible for reporting to the Board on the general financial condition of the Company and the Bank and the results of the annual audit, and are responsible for ensuring that the Company's and the Bank's activities are conducted in accordance with applicable laws and regulations.

Report of the Audit Committee

     The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

     In accordance with its written charter adopted by the Board of Directors on August 22, 2000, the Audit Committee (the "Committee") assists the Board of Directors in fulfilling its responsibility for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of the Company and the Bank and their systems of internal controls.

     In discharging its oversight responsibility as to the audit process, each year the Committee obtains from its independent accountants a formal written statement describing all relationships between the accountants and the Company that might bear on the accountants' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discusses with the accountants any relationships that may impact their objectivity and independence, and satisfies itself as to the accountants' independence.

     The Committee reviewed with the Company's internal auditors and independent accountants the overall scope and plans for their respective audits and the results of internal audit examinations. The Committee also discussed with management, the internal auditors and the independent accountants the quality and adequacy of the Company's internal controls and the overall quality of the Company's financial reporting process.

     The Committee discussed and reviewed with its independent accountants communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and discussed and reviewed the results of the independent accountants' examination of the consolidated financial statements. In addition, the Committee considered the compatibility of nonauditing services provided to the Company and the Bank with the accountants' independence in performing their auditing functions.

     The Committee reviewed and discussed interim financial information contained in each quarterly report and earnings announcement with management and independent accountants prior to public release as necessary. The Committee reviewed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2001, with management and the independent accountants. Management has the responsibility for the preparation of the Company's consolidated financial statements and the independent accountants have the responsibility for the audit of those statements.

     Based on the above mentioned reviews and discussions with management and the independent accountants, the Committee recommends to the Board that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Committee also recommends the reappointment, subject to shareholder ratification, of the independent accountants, and the Board of Directors concurs with such recommendation.


                               The Audit Committee

James Kennedy                  Daniel J. Massarelli         Francis J. O'Donnell

     The full Board of Directors of the Company acts as a nominating committee (the "Nominating Committee") for the annual selection of nominees for election as directors. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders for nominees nor established procedures for this purpose. Nominations by stockholders must comply with certain procedural and informational requirements set forth in the Company's bylaws. See "ADDITIONAL INFORMATION--Notice of Business to Be Conducted at an Annual Meeting." The Board of Directors met once during the past fiscal year in its capacity as the Nominating Committee.

Directors' Compensation
     Directors' Fees. Directors of the Bank receive an annual retainer of $15,000. Directors of the Company receive $500 for each Board of Directors meeting of the Company attended. Directors of the Bank receive $650 for each Board meeting attended and $550 for each committee meeting attended, except for the Chairman, who receives $750 for each Board meeting attended and $650 for each committee meeting attended. Directors who are also full time employees of the Bank receive no fees for attending meetings or other compensation in their capacity as directors. Directors who participate in the inspections made in the course of the loan application process of the Bank are compensated at $150 for every inspection made in Bayonne and $250 for every inspection made outside of the Bayonne area, plus a mileage allowance.

     Outside Directors' Consultation and Retirement Plan. Under the Bank's Outside Directors' Consultation and Retirement Plan, a director who is not an officer or employee of the Bank, who has served as a director for at least twenty years, and who agrees to provide continuing service to the Bank, will be eligible, upon retirement, to receive one year of benefits for every two years of prior service on the Board.

Executive Compensation
     The report of the Personnel Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     Personnel Committee Report on Executive Compensation. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and the other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and the other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the personnel committee of the Bank (the "Personnel Committee"), at the direction of the Board of Directors has prepared the following report for inclusion in this proxy statement.

     General. The Company is the parent company of the Bank and does not pay any
     -------
cash compensation to the executive officers of the Company, other than fees for Board of Directors meetings. Therefore, the Company does not maintain a compensation committee. The Personnel Committee of the Board of Directors of the Bank is responsible for establishing the compensation levels and benefits for executive officers of the Bank, who also serve as executive officers of the Company and for reviewing recommendations of management for compensation and benefits for other officers and employees of the Bank. The Personnel Committee consists of Messrs. Morecraft, Massarelli and Portela, who are all outside directors.

     Compensation Policies. The Personnel Committee has the following goals for
     ---------------------
compensation programs impacting the executive officers of the Company and the
Bank:

     o to provide motivation for the executive officers to enhance stockholder value by linking their compensation to the value of the Company's Common Stock;

     o to retain the executive officers who have led the Company to high performance levels and allow the Bank to attract high quality executive officers in the future by providing total compensation opportunities which are consistent with competitive norms of the industry and the Company's level of performance; and

     o to maintain reasonable "fixed" compensation costs by targeting base salaries at a competitive average.

In addition, in order to align the interests and performance of its executive officers with the long term interests of its stockholders, the Company and the Bank adopted plans which reward the executives for delivering long term value to the Company and the Bank through stock ownership.
     The executive compensation package available to executive officers is composed of the following components:

     (i)  base salary;

     (ii) annual bonus awards; and

     (iii) long term incentive compensation, including options and stock awards.


     Mr. Campbell has employment agreements which specify a minimum base salary and require periodic review of such salary. In addition, executive officers participate in other benefit plans available to all employees including the Employee Stock Ownership Plan and the 401(k) Plan.

     Base Salary. In determining salary levels, the Personnel Committee
     -----------
considers the entire compensation package, including the equity compensation provided under the Company's stock plans, of the executive officers. The Personnel Committee meets in the fourth quarter of each year to determine the level of any salary increase to take effect as of the last month of that fiscal year. The Personnel Committee determines the level of salary increase after reviewing the qualifications and experience of the executive officers of the Bank, the compensation paid to persons having similar duties and responsibilities in other institutions, and the size of the Bank and the complexity of its operations. The Personnel Committee consulted a survey of compensation paid to executive officers performing similar duties for depository institutions and their holding companies, with particular focus on the level of compensation paid by comparable institutions including some, but not all, of the companies included in the peer group used for the Stock Performance Graph provided in this Proxy Statement. The salary levels are intended to be consistent with competitive practices of comparable institutions and each executive's level of responsibility.

     Although the Personnel Committee's policy in regard to base salary is subjective and no specific formula is used for decision making, the Personnel Committee considered the overall performance of the Company including the earnings of the Company and the performance of the individual executive officer.

     Annual Bonus Awards. In determining bonus awards, the Personnel Committee
     -------------------
considers the entire compensation package of the executive officers. As discussed under the discussion of base salaries, the bonus awards are intended to be consistent with competitive practices of comparable financial institutions and each executive officer's level of responsibility.

     The Personnel Committee met during the year to determine bonus compensation. Although the Personnel Committee's policy in regard to bonus is subjective and no specific formula is used for decision making, the bonus awards are aimed at reflecting the overall financial performance of the Company, and the performance of the individual executive officer. The Personnel Committee did not grant any bonus awards in 2001.

     Long Term Incentive Compensation. The Company and the Bank maintain the
     --------------------------------
Incentive Option Plan and the management recognition and retention plan, respectively, under which executive officers may receive discretionary grants and awards. The Personnel Committee believes the stock ownership is a significant incentive in building a stockholder's wealth and aligning the interests of employees and stockholders. In connection with the Company's initial public offering, all the executive officers received grants and awards which had vesting periods of twenty percent (20%) per year beginning on November 10, 1990. In addition, the Personnel Committee granted additional awards to certain executive officers. All such awards have fully vested. The Personnel Committee did not make any additional awards during 2001.

     Compensation of the Chief Executive Officer. Effective December of 2001,
     -------------------------------------------
Mr. Campbell's base salary increased by $50,000 as compared to the previous year. Mr. Campbell did not receive an annual bonus award for 2001. His compensation generally is comparable to the compensation paid by peer institutions in the Bank's market area.

                               Personnel Committee

John A. Morecraft               Daniel J. Massarelli          Dr. Jaime Portela

     Stock Performance Graph. The following graph shows a five year comparison of stockholder return on the Company's Common Stock based on the market price of the Common Stock assuming reinvestment of dividends, with the cumulative total returns of companies on the Russell 2000 Index and the SNL $250M to $500M Thrifts Index supplied by SNL Financial L.C.

                       Comparative Five-Year Total Returns
                  Pamrapo Bancorp, Inc., Russell 2000 Index and
                        SNL $250M to $500M Thrifts Index
                     (Performance Results Through 12/31/01)

--------------------------------------------------------------------------------
                              Pamrapo Bancorp, Inc.
--------------------------------------------------------------------------------
                             [GRAPHIC REMOVED HERE]

                                                       Period Ending
                                   ---------------------------------------------------------------------
Index                                 12/31/96   12/31/97   12/31/98   12/31/99    12/31/00    12/31/01
--------------------------------------------------------------------------------------------------------
Pamrapo Bancorp, Inc.                   100.00     142.70     130.63     128.50      119.05      170.60
Russell 2000                            100.00     122.36     119.25     144.60      140.23      143.71
SNL $250M-$500M Thrift Index            100.00     169.46     147.10     172.91      192.73      274.15

     Summary Compensation Table. The following table shows, for the years ending December 31, 2001, 2000, and 1999, the cash compensation paid by the Company and the Bank, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and any other executive officer of the Company who earned and/or received salary and bonus in excess of $100,000 (the "Named Executive Officers").

                                                                             Long-Term Compensation
                                                                               Awards             Payouts
                                                                                   Securities
                                                       Other Annual                Underlying      LTIP
                                 Salary                Compensation   Restricted    Options/      Payouts     All Other
                                 (1)(2)     Bonus          (3)          Stock         SARs          (4)      Compensation
      Position          Year      ($)        ($)           ($)          Awards        (#)           ($)          ($)

William J. Campbell     2001     313,346   41,148(6)       - -           - -          - -           - -        - -
  Chief Executive       2000     309,000   27,071(6)       - -           - -          - -           - -        - -
Officer and             1999     288,886   27,071(6)       - -           - -          - -           - -       4,760
President

Gary J. Thomas (5)      2001      72,250           0       - -           - -          - -           - -       3,400(7)
  Vice President        2000     137,750    8,663(6)       - -           - -          - -           - -       5,250(8)
  Treasurer and         1999     124,270    8,663(6)       - -           - -          - -           - -       5,000
Chief Financial
Officer
Robert A. Hughes        2001     127,654   16,243(6)       - -           - -          - -           - -       5,250(7)
Vice President          2000     126,750    8,663(6)       - -           - -          - -           - -       5,250(8)
                        1999     109,834    8,663(6)       - -           - -          - -           - -       5,000


(1) Includes amounts of salary deferred pursuant to the Pamrapo Savings Bank, S.L.A. 401(k) plan. Participants may elect to have up to 10% of their annual compensation deferred.

(2) Includes amounts paid for services rendered to the Bank's service corporation and the Company.

(3) For fiscal years 2001, 2000, and 1999 there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or
     (e) preferential discounts on stock.

(4) For fiscal years 2001, 2000, and 1999, the Bank had no long-term incentive plans in existence and therefore made no payouts or awards under such plans.

(5) Gary J. Thomas retired effective June 30, 2001. On July 3, 2001, Kenneth D. Walter was appointed Vice President-Treasurer and Chief Financial Officer of the Company and the Bank. Mr. Walter's compensation for the fiscal year 2001 did not exceed $100,000.

(6)  Includes only an amount for a Christmas bonus.

(7) Includes $3,400 and $5,250 respectively, contributed by the Bank to the account of Messrs. Thomas and Hughes pursuant to the Bank's 401(K) Plan.

(8) Includes $5,250 and $5,250, respectively, contributed by the Bank to the account of Messrs. Thomas and Hughes pursuant to the Bank's 401(K) Plan.

     Employment Agreements. William J. Campbell's employment agreements with the Bank and Company provide for three-year terms. On each anniversary date of the agreements, the agreements automatically are extended for an additional year, unless notice of non-renewal is given by the Bank and the Company so that the remaining terms shall be three years. The current aggregate annual base salary under the agreements may be increased at the discretion of the Board of Directors. In addition to the base salary, each agreement provides, among other things, for participation in stock option plans and other fringe benefits applicable to executive personnel.

     Each agreement provides for termination by the Bank and Company for "cause," as defined in the agreements, at any time. In the event the Bank and Company choose to terminate Mr. Campbell's employment for reasons other than for cause, or in the event of his resignation from the Bank and Company upon failure to re-elect him to his current offices, a material lessening of his functions, duties or responsibilities, or upon liquidation, dissolution, consolidation or merger in which the Bank or the Company are not the resulting entity, or a breach of the agreements by the Bank or the Company, he or, in the event of death, his beneficiary as the case may be, would be entitled to a severance payment equal to the greater of (i) three times his average annual salary over the previous three years, or (ii) the payments owed for the remaining term of the agreement. The Bank and Company would also continue his life, health and disability coverage for the remaining term of the agreements or, if earlier, until he is employed by another employer. If termination results from a change in control of the Bank or the Company, as defined in the agreements, Mr. Campbell would be entitled to (i) a severance payment equal to three times his average annual salary over the previous three years paid to him under the agreements, and (ii) continued benefits as described above. In the event that a change in control resulting in the termination of employment occurred based on the current annual compensation, Mr. Campbell would receive approximately $911,232 in addition to other non-cash benefits provided for under the agreement.

     Special Termination Agreements. Kenneth D. Walter and Robert A. Hughes each has a special termination agreement with the Company. Both agreements are for a term of three years, which term is extended for an additional year upon the first anniversary date of the date of the agreement and will be automatically extended at each anniversary date thereafter such that the remaining term is three years. Mr. Walter's agreement provides that at any time following a change in control of the Company or the Bank, if the Company or the Bank terminate Mr. Walter's employment with the Company or the Bank for any reason other than "cause" (as defined in the agreements), or if Mr. Walter terminates his employment following demotion, loss of title, office, significant authority, a reduction in compensation, or relocation of his principal place of employment, Mr. Walter will be entitled to receive a payment in an amount equal to three times his respective average annual compensation for the five previous years of his employment with the Bank. Mr. Hughes' agreement provides that at any time following a change in control of the Company or the Bank, if the Company terminates Mr. Hughes' employment for any reason other than "cause" (as defined in the agreement), or if Mr. Hughes terminates his employment following demotion, loss of title, office, significant authority, a reduction in compensation, or relocation of his principal place of employment, Mr. Hughes will be entitled to receive a payment in an amount equal to three times his respective average annual compensation for the three previous years of his employment with the Company and the Bank. If a change in control occurs, based on current annual compensation, the amount payable to Messrs. Walter and Hughes would be approximately $202,636 and $397,777, respectively. Certain insurance coverage maintained by the Bank at the time of any such termination would be continued for a three-year period.

     Payments under the employment agreements in the event of a change in control may constitute excess parachute payments under Section 280G of the Internal Revenue Code (the "Code") for executive officers, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company and the Bank.

     Incentive Option Plan. The Company maintains an Incentive Option Plan which provides discretionary awards to officers and employees of the Bank as determined by the Personnel Committee. No options were exercised by the Named Executive Officers during 2001. In addition, no outstanding stock options were held by the Named Executive Officers as of December 31, 2001.

     Retirement Plan. The Bank maintains the Retirement Plan of Pamrapo Savings Bank, S.L.A. (the "Retirement Plan"), which is a defined benefit pension plan, for the benefit of salaried employees employed by the Bank. Under the Retirement Plan's funding method, the actuarial present value of projected benefits of each individual is allocated on a level basis over the expected future earnings period through the assumed retirement date. The table below presents annual benefits under the Retirement Plan assuming retirement during 2001 at various levels of compensation and years of credited service.

                                   Estimated Annual Retirement Benefit Payable at Age 65
                             Ten Year Certain and Life Annuity to an Employee Retiring in 2001
                  -----------------------------------------------------------------------------------------
                                               Years of Credited Service (1)
                  -----------------------------------------------------------------------------------------
                  -----------------------------------------------------------------------------------------
Final Average
Earnings (2)           10            15             20             25             30          35 or More
-----------------------------------------------------------------------------------------------------------
$  25,000              2,750         4,125         5,500         6,875           8,250             9,625
$  50,000              6,012         9,017        12,023        15,029          18,035            21,040
$100,000              13,512        20,267        27,023        33,779          40,535            47,290
$150,000              21,012        31,517        42,023        52,529          63,035            73,540
$160,000              22,512        33,767        45,023        56,279          67,535            78,790
$170,000(3)           24,012        36,017        48,023        60,029          72,035            84,040

(1)  As of December 31, 2001, William J. Campbell, Kenneth D. Walter and Robert
     A. Hughes had 38, 15 and 11 years of credited service, respectively. Gary
     J. Thomas retired in July of 2001 with 25 years of credited service.

(2) The covered compensation under the Retirement Plan includes the salary and bonus for the Named Executive Officer, as disclosed in the "Summary Compensation Table."

(3) $170,000 is the maximum compensation for computation of benefits under the Tax Reform Act of 1986, for the 2001 Plan year. The maximum benefit payable under the qualified plan for 2001 is $140,000.

     Supplemental Executive Retirement Plan. The Board of Directors of the Bank adopted a Supplemental Executive Retirement Plan ("SERP") in 1989 for the benefit of key employees of the Bank. This plan is intended to constitute a non-qualified, deferred retirement plan. Persons eligible to participate will be designated by the Board of Directors from time to time and upon terms and conditions as the Board of Directors shall agree upon. A participant who retires at age 65 (the "Normal Retirement Age") will be entitled to an annual retirement benefit equal to seventy-five percent (75%) of his compensation, at the effective date of retirement, reduced by his Retirement Plan annual benefit plus an amount equal to any reduction in Company contributions on behalf of the participant resulting from limitations mandated by the Code. Participants retiring before the Normal Retirement Age will receive the same benefits reduced by a percentage based on years of service to the Bank and the number of years prior to the Normal Retirement Age that the participant retires. In 1997, the SERP was amended so that should Messrs. Campbell or Hughes receive benefits under the SERP, such benefits will be payable to the recipient for a period of fifteen (15) years certain.

Indebtedness of Management and Transactions With Certain Related Persons
     In the ordinary course of business, the Bank has made loans, and may continue to make loans in the future, to its officers, directors and employees. Loans to executive officers and directors are made in the ordinary course of business, on substantially the same terms including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features except as noted below.

     Mr. Gary Thomas, who retired from the Bank and the Company in July of 2001, has a mortgage loan from the Bank with a fixed interest rate of 8.00% which was originated in September 1986 on preferential terms. The highest balance outstanding on the loan in fiscal 2001 was $133,560. The balance of the loan at December 31, 2001 was $129,871.

                PROPOSAL II. RATIFICATION OF INDEPENDENT AUDITORS

     The Company's independent auditors for the fiscal year ended December 31, 2001 were Radics & Co., LLC. The Company's Board of Directors has re-appointed Radics & Co., LLC to continue as independent auditors for the Bank and the Company for the fiscal year ending December 31, 2002, subject to ratification of such appointment by the stockholders. Fees for the last fiscal year were: annual audit - $82,500, audit related services - $44,250, and all other non-audit services - $31,750. Representatives of Radics & Co., LLC are expected to attend the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

     Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted FOR ratification of the appointment of Radics & Co., LLC as the independent auditors of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF RADICS & CO., LLC AS THE INDEPENDENT AUDITORS OF THE COMPANY.

                             ADDITIONAL INFORMATION

Stockholder Proposals For Annual Meeting Held in 2003
     To be included in the proxy statement and form of proxy for the annual meeting of stockholders to be held in 2003, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the attached Notice of Annual Meeting of Stockholders, not later than December 4, 2002. Any such proposal will be subject to Rule 14a-8 of the rules and regulations of the SEC.

     The bylaws of the Company provide an advance notice procedure for certain business to be brought before the Annual Meeting. In order for a stockholder to properly bring business before the Annual Meeting, the stockholder must give written notice to the Secretary of the Company not less than thirty (30) days before the time originally fixed for such meeting; provided, however, that in the event that less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. The notice must include the stockholder's name, record address and the class and number of shares owned by the stockholder and describe briefly the proposed business, the reasons for bringing the business before the Annual Meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided.

     Although the bylaw provisions do not give the Board of Directors any power to approve or disapprove of stockholder nominations for the election of directors or any other business desired by a stockholder to be conducted at the Annual Meeting, the bylaw provisions may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular meeting if the proper procedures are not followed, and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of the Company, even if the conduct of such business or such attempt might be beneficial to the Company and its stockholders.

Other Matters Which May Properly Come Before the Meeting
     The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at this Annual Meeting, you are urged to return your proxy promptly. If you are present at this Annual Meeting and wish to vote your shares in person, your proxy may be revoked upon request.

     A COPY OF THE FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SEC WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, PAMRAPO BANCORP, INC., 611 AVENUE C, BAYONNE, NEW JERSEY 07002.

                            By Order of the Board of Directors

                            /s/ Margaret Russo
                            Margaret Russo
                            Secretary

Bayonne, New Jersey
April 3, 2002


     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU HAD PLANNED TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                              PAMRAPO BANCORP, INC.

               Proxy For Annual Meeting To Be Held on May 1, 2002
        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned shareholder(s) of PAMRAPO BANCORP, INC., a New Jersey corporation (the "Company"), hereby constitute(s) and appoint(s) James Kennedy and John A. Morecraft, and each of them, with full power of substitution in each, as the agent, attorneys and proxies of the undersigned, for and in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of the Company to be held at Hi Hat Caterers, 180 West 54th Street, Bayonne, New Jersey, on May 1, 2002 at 11:00 a.m. (local time), and any adjournment(s) thereof, all of the shares of stock which the undersigned would be entitled to vote if then personally present at such meeting in the manner specified and on any other business as may properly come before the Meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AS DIRECTORS UNDER PROPOSAL I AND FOR PROPOSAL II, AND AT THE PROXIES' DISCRETION, UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

           (continued and to be signed and dated on the reverse side.)


                                                                   Please mark votes as in this example [X]

1.  ELECTION OF DIRECTORS
        FOR ALL NOMINEES           WITHHOLD AUTHORITY                         NOMINEES:
   listed (except as marked     to vote for all nominees listed           DANIEL J. MASSARELLI
        to the  contrary)                                                 FRANCIS J. O'DONNELL
             [ ]                              [ ]                    Exceptions:
                                                                                -----------------------------


(Instructions: To withhold authority to vote for any INDIVIDUAL NOMINEE(S) write the nominee's name on the line provided)

2.  RATIFICATION OF RADICS & CO., LLC AS COMPANY AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

           FOR [ ]                               AGAINST[ ]                             ABSTAIN[ ]



In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) thereof.

The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of a Notice of Annual Meeting and a Proxy Statement dated April 3, 2002.

                                             Please Mark, Sign, Date and Return the Proxy Card Promptly
                                             Using the Enclosed Envelope.

                                             Dated                                              , 2002
                                                   ---------------------------------------------

                                             ---------------------------------------------------------
                                             Signature

                                             ---------------------------------------------------------
                                             Signature if held jointly


Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.